QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.1

PROXY

EMPIRE FEDERAL BANCORP, INC.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL
MEETING OF STOCKHOLDERS TO BE HELD ON
                            , at 10:00 a.m. LOCAL TIME,

        The undersigned hereby appoints                            and                             , and each of them, proxies of the undersigned, with full power of substitution, to represent and vote as directed herein all shares of Empire Federal Bancorp, Inc. common stock held of record by the undersigned on                            at the special meeting of Empire stockholders to be held at                        , at 10:00 a.m. local time, on                            , or any adjournment or postponement thereof, with authority to vote upon the matter listed on the other side of this proxy card and with discretionary authority as to any other matter that may properly come before the meeting.

        IMPORTANT—PLEASE DATE AND SIGN ON THE OTHER SIDE

        SHARES REPRESENTED BY THIS PROXY WILL BE VOTED
AS DIRECTED BY THE STOCKHOLDER IN THE SPACE PROVIDED.
IF NO DIRECTION IS GIVEN,
THIS PROXY WILL BE VOTED "FOR" ADOPTION OF THE MERGER AGREEMENT.

FOLD AND DETACH HERE

The Board of Directors recommend a vote "FOR" adoption of the merger agreement.

	Please mark your vote as indicated		☒
	FOR	AGAINST	ABSTAIN
PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER DATED SEPTEMBER 19, 2002 BY AND BETWEEN EMPIRE FEDERAL BANCORP, INC. AND STERLING FINANCIAL CORPORATION	☐	☐	☐
The undersigned acknowledges receipt of the combined Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus that accompanies this Proxy.
Date:	, 2003

Signature(s)
Signature(s)

Please date and sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, please indicate title. If shares are held jointly, each holder should sign. For a corporation, the full corporation name should be signed by a duly authorized officer who should state his title. For a partnership, an authorized person should sign in the partnership name and state his title.

        IF YOU PLAN TO ATTEND THE MEETING IN PERSON PLEASE CHECK HERE    ☐

FOLD AND DETACH HERE

QuickLinks

PROXY